UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8K-A
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (Date of earliest event reported): June 8, 1999
                             (Revised July 28, 1999)
                              stereoscape.com, inc.
                    ( Formerly: ALLIANCE TECHNOLOGIES, INC.)
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



          NEVADA                     O-25037               06-1469654
  (STATE OR JURISDICTION           (COMMISSION           (IRS EMPLOYER
   OF INCORPORATION)               FILE NUMBER)        IDENTIFICATION NO.)


      3440 HIGHWAY 9 SOUTH, FREEHOLD  , NEW JERSEY       07728
      --------------------------------------------       -----
        (Address of principal executive offices)      (zip code)


       Registrant's telephone number, including area code: (732) 462-7767

Item 4.  Changes in Registrant's Certifying Accountant





     a. Effective April 20, 1999, stereoscape.com, inc. (the "Company") dismissed its certifying accountants, Weinbaum & Yalamanchi Certified Public Accountants ("WY") and retained its prior certifying accountants, Ehrenkrantz, Sterling & Co., LLC Certified Public Accountants and Consultants ("ESC"). WY did not issue a report on stereoscape's financial statements. The decision to change accountants was approved by the Audit Committee and the Board of Directors of the Company. As required by applicable rules of the Securities and Exchange Commission, the Company notified WY that during the two most recent fiscal years and the interim period from December 31, 1998 through April 20, 1999 the Company was unaware of any disputes between the Company and WY as to matters of accounting principles or practices, financial statement disclosure, or audit scope or procedure, which disagreements, if not resolved to the satisfaction of WY, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports. (See "Revised Information" below)

     b. Effective April 20, 1999, the Company engaged ESC as its principle accountants. During the most recent fiscal year end and the subsequent interim periods to the date hereof, the Company did not consult ESC regarding any of the matters or events set forth in item 304 (a) (2) and (i) and (ii) of Regulation S-B, except those matters involving prior audits by ESC

Revised Information

         Subsequent to the filing of this 8-K on June 8, 1999, on June 15, 1999, W&Y issued a letter in which they objected to certain disclosures in the original 8-K filing and enumerating various reasons they felt that stereoscape.com, inc. ("The Company") is unauditable. A copy of that letter has been included here in as an exhibit to this Form 8K-A (Exhibit A).

         The Company would like to address W & Y's letter of June 15, 1999, in detail, and discuss W & Y's allegation that the Company is unauditable.

         We would like to point out that W & Y did not inform the Company that they considered it UNAUDITABLE until subsequent to their termination as auditors, and subsequent to the filing of the Form 8-K in question.

         As regards items 1, 2, 3, and 5 under "We believe stereoscape is unauditable":

         The Company had initially provided W&Y with substantially all information requested. Subsequently the Company determined that W&Y had requested additional information which it considered an excessive amount of paperwork to be Federal Expressed to their office in California.

         The Board of Directors determined that, based upon W&Y's letter of April 20, in which they stated, "even if the remainder of the required items were supplied they could not tell us when (they) could complete (their) work," we would return to our prior auditors, Ehrenkrantz, Sterling & Co. ("ES&C"). The board felt that continuing to conduct the audit "long distance" between New Jersey and California was neither practical nor productive. In addition, the absence of an on-site representative of the auditing firm also generated some concern among the directors.

         As regards items 4 and 6 under "We believe stereoscape is unauditable":

         The Company, in its opinion, had sent sufficient documentation to W&Y to support the net realizable value of inventory and to support the accounting for stock issuances as it relates to APB 25.

         As regards "other problems" in W&Y's June 15, 1999 letter:

         In regard to item # 1--ABC Acquisition Disagreement--The Company restated the acquisition of ABC as a purchase.

         In regard to item # 2--discrepancy in equity--As the result of the restatement of the purchase of ABC as a purchase transaction any previous discrepancy has been resolved.

         In regard to item #3--the Company has provided sufficient evidential matter to the auditors of the 1997 financial statements to support the $100,000 reserve.

         In regard to items #4 and #5--W&Y inaccurately concluded that, since the Company did not vacate before December 31, 1997 the lease bound the Company through January 31, 2000. Early in 1999, the Company exercised its option to vacate the premises and did so in April 1999 with no discord with the landlord.

         The Company would like to point out that ES&C performed their audit in accordance with Generally Accepted Auditing Standards (GAAS). and issued their opinion dated May 6, 1999 thereon. During the course of their examination the Company provided them with all of the support and documents they requested.

                                    SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf the undersigned thereunto duly authorized




                                      stereoscape.com, inc.
                                          (Registrant)




Date:    July 28, 1999                       By:/s/ Scott G. Halperin
                                                ---------------------
                                                    Scott G. Halperin
                                                    Chairman


Date:    July 28, 1999                       By:/s/ Steven Wise
                                                ---------------------
                                                    Steven Wise
                                                    Chief Executive Officer


Date:    July 28, 1999                       By:/s/ Bernard F. Lillis, Jr.
                                                ---------------------------
                                                    Bernard F. Lillis, Jr.
                                                    Chief Financial Officer